News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

April 27, 2016
(N)
NYSE:STR
16-09

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS FIRST-QUARTER 2016 ADJUSTED EARNINGS
OF $87.5 MILLION, $0.50 PER ADJUSTED DILUTED SHARE
2016 Earnings Guidance Maintained

SALT LAKE CITY - Questar Corporation (NYSE:STR) reported first-quarter 2016 net income of $78.5 million, or $0.45 per diluted share. This included $9.0 million of after tax merger-related charges. Excluding these charges, adjusted earnings were $87.5 million, or $0.50 per adjusted diluted share, compared to first-quarter 2015 net income of $84.6 million, or $0.48 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the quarter were $208.1 million compared to $203.6 million in the year-ago period. Return on average common equity (ROE) was 15.2% for the 12 months ended March 31, 2016. When calculated using adjusted earnings, Questar’s ROE was 17.1%.
“During the first quarter, Questar performed in line with our expectations, growing adjusted earnings per share (EPS) by 4% compared with last year” said Ronald W. Jibson, Questar chairman, president and CEO. “Adjusted EBITDA in the first quarter of 2016 was up 2%, compared to the same quarter in 2015. In this difficult commodity market, our employees are rising to the challenge to create benefits for our customers and shareholders.”
NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended March 31,
	2016	2015	Change
	(in millions, except earnings per share)
Questar Gas	$47.6	$43.8	$3.8	9%
Wexpro	26.2	27.7	(1.5)	(5%)
Questar Pipeline	14.2	13.9	0.3	2%
Corporate and other	(0.5)	(0.8)	0.3	NM
Adjusted earnings	$87.5	$84.6	$2.9	3%
Dominion merger charges (Corp)	(9.0)	—	(9.0)	NM
Net income	$78.5	$84.6	$(6.1)	(7%)
Adjusted earnings per diluted share	$0.50	$0.48	$0.02	4%
Earnings per diluted share	$0.45	$0.48	$(0.03)	(6%)
Weighted-average diluted shares	176.1	176.5	(0.4)	NM

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended March 31,
	2016	2015	Change
	(in millions)
Questar Gas	$99.1	$91.2	$7.9	9%
Wexpro	65.5	67.3	(1.8)	(3%)
Questar Pipeline	42.1	42.5	(0.4)	(1%)
Corporate and other	1.4	2.6	(1.2)	(46%)
Total Adjusted EBITDA	$208.1	$203.6	$4.5	2%
(a) Management defines Adjusted EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations on the last page of the attached financial statements.

 Questar Gas
Questar Gas's first-quarter 2016 net income rose 9% to $47.6 million, up from $43.8 million in the first quarter of 2015. Adjusted EBITDA was up 9% to $99.1 million in the current quarter compared to $91.2 million for the 2015 quarter. On a financial basis, Questar Gas earned a 10.5% ROE for the 12 months ended March 31, 2016. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

CHANGE IN QUESTAR GAS MARGIN

3 Months Ended March 31, 2016 vs. 2015
(in millions)
Customer growth	$3.1
Transportation	0.5
Change in general-service rates	0.2
Infrastructure-replacement cost recovery	4.0
Energy-efficiency program cost recovery	1.6
Natural gas vehicle revenues	0.1
Other	0.3
Increase	$9.8
As of March 31, 2016, Questar Gas served over 995,800 customers, an increase of nearly 21,000 customers, or 2.1%, since March 31, 2015. New customers increased margin by $3.1 million for the quarter. The largest change in margin, $4.0 million, was from the infrastructure-replacement program. Another meaningful increase of $1.6 million in margin occurred in energy-efficiency-program (EEP) cost-recovery revenues, which are offset by equivalent changes in the program's expenses. Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding EEP costs, declined 3% to $36 per customer for the three months ended March 31, 2016, compared to $37 per customer in the 2015 period, reflecting continuing customer growth and ongoing cost-containment efforts.
Questar Gas’s infrastructure-upgrade program continues to spend about $65 million annually to replace older high-pressure and intermediate-pressure pipe and related assets. The focus is on improving safety and reliability, while accommodating future customer growth. Expenditures under this program are recovered under an infrastructure-cost-tracking mechanism approved by the Utah Public Service Commission. This tracker enables the timely inclusion into rate base of infrastructure upgrades after they are completed and put into service. Questar Gas expects to continue its infrastructure-upgrade spending at the current level for the foreseeable future.
Wexpro
Wexpro's first-quarter 2016 net income declined 5% to $26.2 million, compared to $27.7 million in the first quarter of 2015. Wexpro earned a 14.9% adjusted ROE for the 12 months ended March 31, 2016. Adjusted EBITDA dropped 3% to $65.5 million in the current quarter versus $67.3 million last year. Wexpro’s lower earnings for the quarter was due to its lower average investment base and the lower contract return on assets in the

Wexpro II portion of the investment base. Total investment base at quarter-end was $625.9 million, 1% lower than the year-ago quarter-end. Wexpro earned a blended 17.3% after-tax return on its average total investment base for the trailing 12-month period ended March 31, 2016. Under the original 1981 Wexpro Agreement, Wexpro recovers its costs and earns an unlevered after-tax return, currently 19.8%, on successful pre-2016 gas-development drilling. The Wexpro II Agreement allows Wexpro to make acquisitions of energy-development properties and, if approved for inclusion under the Agreement, Wexpro will earn the utility’s cost of capital, currently 7.6%, on the investment in those properties.
Wexpro's first quarter 2016 operating and maintenance expenses decreased 28% and general and administrative expenses decreased 13% compared to the prior year period while produced cost-of-service natural gas decreased by 4% for the same periods.
Beginning in 2016, regulator-approved changes to the Wexpro cost-of-service model were implemented that were designed to enable future cost-of-service gas production to be more competitive with current market prices. These changes enabled Wexpro to resume its gas-development-drilling program for 2016. This year, Wexpro plans to participate in seven third-party-operated wells to be drilled in Pinedale, and expects to drill and complete six wells in Vermillion.
Oil and natural gas liquids (NGL) sales revenues decreased 48% in the quarter compared to the same period in 2015 due to lower volumes and lower prices. Wexpro's natural gas production continues to provide the majority of the utility's annual gas-supply requirements. Wexpro's goal is to maintain efficient operations and a development program that will provide a cost-of-service gas price on new production that is competitive with the forward price curve of natural gas. A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

	12 Months Ended March 31,
	2016	2015
	(in millions)
Beginning investment base	$634.6	$687.7
Property acquisitions	46.4	—
Successful development wells and related equipment	26.9	32.4
Depreciation, depletion and amortization	(88.3)	(93.5)
Change in deferred income taxes	6.3	8.0
Ending investment base	$625.9	$634.6

Wexpro’s investment base at March 31, 2016, includes the addition of the December 2014 Canyon Creek acquisition. In the fourth quarter of 2015, the Utah and Wyoming public service commissions authorized the inclusion of this acquisition into Wexpro II. Under the terms of the Wexpro II Agreement, all Wexpro acquisitions within the footprint of the original 1981 agreement must be offered to the Utah and Wyoming public service commissions for inclusion as cost-of-service properties.
Questar Pipeline
Questar Pipeline reported first-quarter 2016 net income of $14.2 million, up 2% compared to $13.9 million earned in the year ago period. Questar Pipeline generated $42.1 million of Adjusted EBITDA in the first quarter and earned a 10.9% ROE for the 12 months ended March 31, 2016. Net income was slightly higher due to lower operating costs combined with the 2015 lower-of-cost-or-market adjustment to the value of natural gas inventory. These cost decreases were partially offset by lower revenue during the recent quarter. Decreased O&M expenses were primarily due to lower contracted services costs. Questar Pipeline's G&A costs also decreased slightly for the recent quarter when compared to the same quarter in 2015 due to lower employee-related expenses. Depreciation and amortization expenses were down slightly due to lower average net property, plant and equipment levels compared to a year ago.
A summary of changes in Questar Pipeline revenues is provided below:
CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended March 31, 2016 vs. 2015
(in millions)
Transportation	$(2.1)
Storage	0.1
Natural gas liquid sales	(0.4)
Energy services	(1.1)
Other	(0.4)
Decrease	$(3.9)
At March 31, 2016, Questar Pipeline held net firm-transportation contracts totaling 5,159 thousand decatherms (Mdth) per day, down slightly from 5,244 Mdth per day at March 31, 2015. Overall, revenues were down for the quarter, primarily due to lower transportation rates and contracted volumes on Southern Trails Pipeline and lower energy services revenues due to declining demand from producers. Storage revenues were up slightly for the quarter compared to a year ago. NGL revenues declined in the first quarter of 2016 compared to the prior-year period, due to lower prices and volumes.
Questar Pipeline continues to market its Southern Trails Pipeline assets with the objective of selling Southern Trails during 2016 if Questar Pipeline can identify a buyer and negotiate acceptable terms. There can be no assurance that Questar Pipeline will be successful in selling the Southern Trails Pipeline.
Corporate and other
Corporate and other operations reported a net loss of $9.5 million in the first quarter of 2016, including $9.0 million of after-tax charges for merger-related costs. This compares to a net loss of $0.8 million in the first quarter of 2015. Questar Fueling’s portion of the corporate and other net loss was $0.4 million in the recent quarter compared to $0.6 million in the year-ago period.
2016 adjusted EPS guidance maintained
    Questar management maintained its 2016 adjusted EPS guidance range of $1.25 to $1.35 per diluted share, unchanged from the initial guidance provided earlier this year. “Even with weak commodity prices, we reiterate our initial 2016 adjusted EPS guidance range of $1.25 to $1.35 per share,” Jibson said. “Questar Gas’s strong customer growth and its ongoing infrastructure-replacement program support long-term earnings and rate base growth at the utility. Sustained weak commodity prices continue to limit near-term development and growth opportunities at Wexpro. We continue to invest for the long-term with the goal of helping to make lives better for our customers, employees and shareholders."
Merger Update
    Questar and Dominion Resources continue to make progress on the pending merger. In February 2016, the proposed combination cleared a key condition for completion when the Federal Trade Commission granted early termination of the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Closing of the transaction also requires Questar shareholder approval. A special meeting of shareholders has been scheduled for May 12, 2016, to consider and vote on the proposal to approve the merger. In addition, Questar and Dominion have filed for review and approval, if required, from the Utah Public Service Commission and Wyoming Public Service Commission. Hearings are expected to occur during the third quarter of this year. Questar has also made an informational filing to the Idaho Public Service Commission. Subject to the required shareholder and regulatory approvals, Questar expects the merger to be completed during 2016. "In addition to achieving our first quarter goals, we have made substantial progress in moving the merger with Dominion forward. We are focused on exceeding our 2016 performance goals and closing the merger with Dominion. Our enthusiasm for the combination continues to grow as we anticipate the opportunities this transaction creates for employees, customers and the communities we serve," said Jibson.
First-Quarter 2016 earnings teleconference
Questar management will discuss first-quarter 2016 results and the outlook for the remainder of 2016 in a conference call with investors Thursday, April 28, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.
About Questar Corporation

Questar is a Rockies-based integrated natural gas company, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #
For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$407.9	$374.8	$950.7	$939.4
Wexpro	3.5	6.3	20.1	29.6
Questar Pipeline	43.0	46.8	184.1	189.0
Other	1.9	0.7	7.7	3.0
Total Revenues	456.3	428.6	1,162.6	1,161.0

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	158.5	131.8	201.9	169.9
Operating and maintenance	50.4	52.3	179.7	189.6
General and administrative	29.6	29.4	109.2	121.8
Pension settlement costs	—	—	16.7	—
Merger and restructuring costs	14.6	—	14.6	—
Production and other taxes	11.7	13.8	49.2	62.1
Depreciation, depletion and amortization	55.9	54.3	217.6	212.7
Abandonment and impairment	0.2	—	12.7	2.0
Total Operating Expenses	320.9	281.6	801.6	758.1
Net gain from asset sales	0.3	—	2.1	1.2
OPERATING INCOME	135.7	147.0	363.1	404.1
Interest and other income	1.0	1.4	3.8	6.2
Income from unconsolidated affiliate	1.0	0.9	3.8	3.5
Interest expense	(15.8)	(15.9)	(62.9)	(63.2)
INCOME BEFORE INCOME TAXES	121.9	133.4	307.8	350.6
Income taxes	(43.4)	(48.8)	(105.2)	(124.6)
NET INCOME	$78.5	$84.6	$202.6	$226.0

EARNINGS PER COMMON SHARE
Basic	$0.45	$0.48	$1.15	$1.29
Diluted	0.45	0.48	1.15	1.28
Weighted-average common shares outstanding
Used in basic calculation	175.8	176.2	175.9	176.0
Used in diluted calculation	176.1	176.5	176.1	176.3
Dividends per common share	$0.22	$0.21	$0.85	$0.78

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(in millions)
Net income	$78.5	$84.6	$202.6	$226.0
Other comprehensive income (loss):
Pension and other postretirement benefits	4.0	6.0	23.6	(95.2)
Interest rate cash flow hedge amortization	0.2	0.2	0.6	0.5
Commodity cash flow hedge	(0.2)	—	(0.4)	—
Income taxes	(1.6)	(2.4)	(9.2)	36.3
Net other comprehensive income (loss)	2.4	3.8	14.6	(58.4)
COMPREHENSIVE INCOME	$80.9	$88.4	$217.2	$167.6

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	March 31,	December 31,
	2016	2015	2015
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$0.4	$4.8	$25.0
Accounts receivable, net	107.1	104.5	168.0
Unbilled gas accounts receivable	58.7	41.5	91.3
Inventories	39.7	41.1	73.5
Current regulatory assets	20.3	43.0	70.0
Prepaid expenses and other	8.4	8.7	12.3
Total Current Assets	234.6	243.6	440.1
Property, Plant and Equipment	6,240.9	6,033.1	6,182.0
Accumulated depreciation, depletion and amortization	(2,380.4)	(2,277.2)	(2,333.3)
Net Property, Plant and Equipment	3,860.5	3,755.9	3,848.7
Investment in unconsolidated affiliate	23.7	24.5	23.9
Noncurrent regulatory and other assets	60.4	60.7	53.5
TOTAL ASSETS	$4,179.2	$4,084.7	$4,366.2

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$458.5	$214.0	$457.6
Accounts payable and accrued expenses	177.2	200.5	224.8
Current regulatory liabilities	63.6	5.2	6.4
Current portion of long-term debt and capital lease obligation	1.2	277.4	251.3
Total Current Liabilities	700.5	697.1	940.1
Long-term debt and capital lease obligation, less current portion	992.7	992.5	992.6
Deferred income taxes	776.0	708.4	779.5
Noncurrent regulatory and other liabilities	349.3	388.4	338.9
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,360.7	1,298.3	1,315.1
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$4,179.2	$4,084.7	$4,366.2

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended
	March 31,
	2016	2015
	(in millions)
OPERATING ACTIVITIES
Net income	$78.5	$84.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	58.4	56.2
Deferred income taxes	(5.1)	(3.8)
Abandonment and impairment	0.2	—
Share-based compensation	2.7	3.2
Net (gain) from asset sales	(0.3)	—
(Income) from unconsolidated affiliate	(1.0)	(0.9)
Distributions from unconsolidated affiliate and other	1.5	1.5
Changes in operating assets and liabilities	198.1	82.6
NET CASH PROVIDED BY OPERATING ACTIVITIES	333.0	223.4

INVESTING ACTIVITIES
Property, plant and equipment purchased	(68.5)	(66.1)
Questar Gas acquisition of gas distribution system	—	(11.4)
Cash used in disposition of assets	(0.9)	(0.6)
Proceeds from disposition of assets	0.3	0.2
NET CASH USED IN INVESTING ACTIVITIES	(69.1)	(77.9)

FINANCING ACTIVITIES
Common stock	0.7	(2.3)
Change in short-term debt	0.9	(133.0)
Long-term debt repaid	(250.0)	—
Capital lease obligation repaid	(0.3)	(0.3)
Revolver issuance costs paid	(1.2)	—
Dividends paid	(38.7)	(37.1)
Tax benefits from share-based compensation	0.1	—
NET CASH USED IN FINANCING ACTIVITIES	(288.5)	(172.7)
Change in cash and cash equivalents	(24.6)	(27.2)
Beginning cash and cash equivalents	25.0	32.0
Ending cash and cash equivalents	$0.4	$4.8

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$407.9	$374.8	$950.7	$939.4
Wexpro	3.5	6.3	20.1	29.6
Questar Pipeline	43.0	46.8	184.1	189.0
Other	1.9	0.7	7.7	3.0
Total	$456.3	$428.6	$1,162.6	$1,161.0

Revenues from Affiliated Companies
Wexpro	$79.8	$84.8	$314.1	$346.0
Questar Pipeline	19.3	19.4	75.0	73.8
Total	$99.1	$104.2	$389.1	$419.8

Operating Income (Loss)
Questar Gas	$83.4	$76.6	$129.4	$116.3
Wexpro	39.7	41.7	145.4	176.5
Questar Pipeline	27.6	27.4	114.6	114.9
Corporate and other	(15.0)	1.3	(26.3)	(3.6)
Total	$135.7	$147.0	$363.1	$404.1

Net Income (Loss)
Questar Gas	$47.6	$43.8	$68.1	$59.4
Wexpro	26.2	27.7	97.4	118.7
Questar Pipeline	14.2	13.9	59.9	58.8
Corporate and other	(9.5)	(0.8)	(22.8)	(10.9)
Total	$78.5	$84.6	$202.6	$226.0

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	46.8	37.1	103.7	91.2
Industrial sales	0.7	0.9	3.1	4.1
Transportation for industrial customers	22.6	17.6	82.2	78.4
Total industrial	23.3	18.5	85.3	82.5
Total deliveries	70.1	55.6	189.0	173.7

Natural gas revenue (per dth)
Residential and commercial sales	$8.37	$9.59	$8.51	$9.38
Industrial sales	7.04	7.24	7.18	7.29
Transportation for industrial customers	0.26	0.30	0.27	0.24
Warmer than normal temperatures	(9%)	(24%)	(12%)	(21%)
Temperature-adjusted usage per customer (dth)	48.3	45.2	106.4	104.1
Customers at March 31, (thousands)	996	975

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	14.4	15.0	57.1	60.0
Natural gas - sales (Bcf)	0.3	1.2	3.5	1.6
Oil and NGL (Mbbl)	110	127	447	548
Natural gas average sales price (per Mcf)	$2.02	$3.09	$2.62	$3.41
Oil and NGL average sales price (per bbl)	$23.73	$35.54	$34.80	$68.76
Investment base at March 31, (in millions)	$625.9	$634.6

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	160.8	172.3	729.3	724.0
For Questar Gas	45.1	41.3	111.4	111.3
Total transportation	205.9	213.6	840.7	835.3

Transportation revenue (per dth)	$0.23	$0.24	$0.23	$0.24
Net firm-daily transportation demand at March 31, (Mdth)	5,159	5,244
Natural gas processing
NGL sales (Mbbl)	13	29	105	125
NGL average sales price (per bbl)	$13.31	$21.19	$20.01	$44.46

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

Management believes that net income, diluted earnings per common share and return on average common equity (ROE) prior to any merger and restructuring cost incurred in the first quarter 2016 and pension settlement and impairment of Wexpro's leasehold properties incurred in the fourth quarter 2015 are useful measures to assess ongoing results of operations because of the nonrecurring nature of these costs.

The following table reconciles GAAP net income and diluted earnings per common share to non-GAAP adjusted earnings and diluted earnings per common share before the above mentioned costs for the 12 months ended March 31, 2016. The table also reconciles GAAP ROE to non-GAAP adjusted ROE.

	Questar Consolidated		Questar Corporate		Wexpro
	3 Months Ended	12 Months Ended	3 Months Ended	12 Months Ended	3 Months Ended	12 Months Ended
	March 31, 2016

Net income (loss) [1]	$78.5	$202.6	$(9.1)	$(21.8)	$26.2	$97.4
Merger and restructuring costs	14.6	14.6	14.6	14.6	—	—
Pension settlement costs	—	16.7	—	16.7	—	—
Asset impairment charge	—	12.1	—	—	—	12.1
Income taxes on merger and restructuring costs	(5.6)	(5.6)	(5.6)	(5.6)	—	—
Income taxes on pension settlement costs	—	(6.4)	—	(6.4)	—	—
Income taxes on asset impairment charge	—	(4.2)	—	—	—	(4.2)
After-tax merger and restructuring, pension settlement and asset impairment charges	9.0	27.2	9.0	19.3	—	7.9
Adjusted earnings (loss) [2]	$87.5	$229.8	$(0.1)	$(2.5)	$26.2	$105.3

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.45	$1.15
Diluted loss per share attributable to merger and restructuring	0.05	0.05
Diluted loss per share attributable to pension settlement	—	0.06
Diluted loss per share attributable to asset impairment	—	0.04
Adjusted diluted earnings per share	$0.50	$1.30
Weighted-average common shares outstanding
Used in diluted calculation	176.1	176.1

Return on Average Common Equity
Average common shareholders' equity [3]		$1,329.5		$1,329.5		$704.1
Change in average shareholders' equity attributable to merger and restructuring		4.5		4.5		—
Change in average shareholders' equity attributable to pension settlement		5.2		5.2		—
Change in average shareholders' equity attributable to asset impairment		3.9		—		3.9
Average common shareholders' equity [4]		$1,343.1		$1,339.2		$708.0

Return on average common equity [1] ÷ [3]		15.2%		(1.6)%		13.8%
Change in ROE attributable to merger and restructuring costs		0.6%		0.6%		—%
Change in ROE attributable to pension settlement costs		0.7%		0.8%		—%
Change in ROE attributable to asset impairment charge		0.6%		—%		1.1%
Adjusted ROE [2] ÷ [4]		17.1%		(0.2)%		14.9%

Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended March 31, 2016:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$78.5	$47.6	$26.2	$14.2	$(9.5)
Interest expense	15.8	7.7	0.1	6.2	1.8
Income taxes	43.4	29.1	13.3	8.3	(7.3)
Depreciation, depletion and amortization	55.9	14.7	25.7	13.7	1.8
Net (gain) from asset sales	(0.3)	—	—	(0.3)	—
Merger and restructuring costs	14.6	—	—	—	14.6
Abandonment and impairment	0.2	—	0.2	—	—
Adjusted EBITDA	$208.1	$99.1	$65.5	$42.1	$1.4
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended March 31, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$84.6	$43.8	$27.7	$13.9	$(0.8)
Interest expense	15.9	7.1	—	6.6	2.2
Income taxes	48.8	26.8	14.4	8.0	(0.4)
Depreciation, depletion and amortization	54.3	13.5	25.2	14.0	1.6
Adjusted EBITDA	$203.6	$91.2	$67.3	$42.5	$2.6